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                                        EXHIBIT 11

                            COMPUTATION OF PER SHARE EARNINGS

                           Baldwin & Lyons, Inc. & Subsidiaries


                                            -----------------------------------
                                                   Year Ended December 31
                                            -----------------------------------
                                                1996        1995         1994
                                            ----------- -----------  -----------
Primary:
  Average number of Class A and
   Class B shares outstanding                14,183,922  14,756,784   14,921,755

  Dilutive stock options--based on
    treasury stock method using average
    market price                                171,339     176,363      261,559
                                            ----------- -----------  -----------
                                TOTALS       14,355,261  14,933,147   15,183,314
                                            =========== ===========  ===========

  Net income                                $21,692,242 $29,359,773  $20,790,700
                                            =========== ===========  ===========

  Per Share Amount                              $ 1.51       $ 1.97       $ 1.37
                                            =========== ===========  ===========

Fully Diluted:
  Average number of Class A and
   Class B shares outstanding                14,183,922  14,756,784   14,921,755

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices        171,620     176,447      262,018
                                            ----------- -----------  -----------
                                TOTALS       14,355,542  14,933,231   15,183,773
                                            =========== ===========  ===========

  Net income                                $21,692,242 $29,359,773  $20,790,700
                                            =========== ===========  ===========

  Per Share Amount                              $ 1.51       $ 1.97       $ 1.37
                                            =========== ===========  ===========

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